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Exhibit 99.3

CONSENT OF UBS SECURITIES LLC

        We hereby consent to the use of our prepared disclosure included in the proxy statement/prospectus under the captions "Description of Discussion Materials of UBS" which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of GP Investments Aquisition Corp. and WKI Holding Company, Inc. and references to such disclosure in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "Experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ UBS Securities LLC
UBS SECURITIES LLC

New York, New York
September 23, 2016

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  Exhibit 99.3
CONSENT OF UBS SECURITIES LLC